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CONTACT:

NORRIS BATTIN
THE COOPER COMPANIES, INC.
714-597-4700
714-673-4299

FOR IMMEDIATE RELEASE
---------------------

                  COOPER COMPANIES' FISCAL 1997 SECOND QUARTER

                OPERATING INCOME UP 54% ON 26% REVENUE INCREASE;

                          EPS 44 CENTS VERSUS 24 CENTS

IRVINE, Calif., May 21, 1997 - The Cooper Companies, Inc. (NYSE/PSE: COO) today reported financial results for the second quarter of fiscal 1997.

For the three months ended April 30, 1997, the Company reported net income of $5.4 million, or 44 cents per share, including 4 cents per share for deferred tax benefits, compared to $2.8 million, or 24 cents per share, in the second quarter of 1996 when the Company had not yet recorded any deferred tax benefits. Operating income increased by 54% from $4.1 million in the 1996 quarter to $6.3 million in 1997. Revenue increased 26% to $33.7 million.

In the first half of fiscal 1997, the Company generated net income of $8.7 million, or 72 cents per share, compared to $3.5 million, or 30 cents per share, in the comparable 1996 period. The 1997 results include deferred tax benefits of 7 cents per share. During this period, operating income increased by 80% from $5.8 million in 1996 to $10.4 million in 1997. Revenue for the six-month period increased 27% to $62.0 million.

Commenting on the second quarter's results, A. Thomas Bender, president and chief executive officer, said, "I'm pleased to report the Company has delivered another strong quarter of revenue and earnings. All three of our businesses are on a pace to meet their targets for fiscal 1997.

"For the full fiscal year, I remain comfortable with the previous estimate of $1.45 to $1.55 per share, excluding an estimated 15 cents per share for deferred tax benefits, and with our estimate of $2.00 per share for 1998 before any deferred tax benefits.

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"Each of our operating  businesses  delivered solid revenue growth compared with last year's second quarter. Sales at CooperVision (CVI), the specialty contact lens business, grew 22% both for the quarter and year to date.

"Sales at CooperSurgical (CSI), the gynecology products business, increased 59% and are up 48% for the first half as recent acquisitions and internally developed new products produced favorable comparisons. Revenue at Hospital Group of America (HGA), the mental health services group, grew 19% in the second quarter and is up 24% year to date, with Hampton Hospital strongly favorable to last year, as HGA's own clinical service management takes hold there."

Business Unit Performance

                    P&L OPERATING HIGHLIGHTS BY BUSINESS UNIT

                             Quarter Ended April 30,
                                ($'s in Millions)

              Revenue                              Operating Income
------------------------------------   ------------------------------------------

               1997   1996    % Inc.   1997    1996  % Inc.  % Revenue    % Revenue
               ----   ----    ------   -----   ----  ------  ---------    ---------
                                                               1997          1996
                                                               ----          ----
CVI             $14.9  $12.2  22%      $5.6    $4.7    20%     37%           38%
CSI               5.8    3.6  59%       0.5     0.3    72%     8%            8%
HGA              13.0   11.0  19%       1.6     0.9    70%     12%           9%
                 ----   ----  ---       ---     ---    ---     ---           --
   Subtotal      33.7   26.8  26%       7.7     5.9    30%     23%           22%
                 ----   ----  ---       ---     ---    ---     ---           ---
HQ expense                             (1.4)   (1.8)
                                       ----    ----
TOTAL           $33.7  $26.8  26%      $6.3    $4.1    54%     19%           15%
                =====  =====  ===      ====    ====    ===     ===           ===


                           Six Months Ended April 30,
                                ($'s in Millions)


              Revenue                              Operating Income
------------------------------------   ------------------------------------------

               1997   1996    % Inc.   1997    1996  % Inc.  % Revenue    % Revenue
               ----   ----    ------   -----   ----  ------  ---------    ---------
                                                               1997          1996
                                                               ----          ----

CVI             $27.1  $22.2  22%     $10.0   $7.9     27%     37%          35%
CSI              10.5    7.1  48%       0.9    0.6     57%     9%           8%
HGA              24.4   19.7  24%       2.2    0.4    402%     9%           2%
                 ----   ----  ---       ---    ---    ----     --           --
   Subtotal      62.0   49.0  27%      13.1    8.9     48%     21%          18%
                 ----   ----  ---      ----    ---     ---     ---          ---
HQ expense                             (2.7)  (3.1)
                                       ----   ----
TOTAL           $62.0  $49.0  27%     $10.4   $5.8     80%     17%          12%
                =====  =====  ===     =====   ====     ===     ===          ===


CooperVision

CooperVision's second quarter reflected continuing successful execution of its strategy to strengthen its position in the specialty contact lens market through acquisition and internal new product development.


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In April,  the Company  completed  the  acquisition  in the United States of the
Natural Touch line of opaque lenses from Wesley-Jessen Corporation. Natural Touch, a line of lenses with the ability to change the appearance of the color of the eye, had sales of approximately $7 million in the 12-month period preceding the acquisition, which is approximately 20% of the market for opaque lenses in the United States.

Year to date, sales of toric lenses to correct astigmatism have increased 38%, and now represent 52% of CVI's business. The products that CVI most actively markets, Hydrasoft, Preference Toric, Preference and Natural Touch, have grown 38% year to date and together now represent about 70% of the unit's sales.

Nearly 40% of CVI's sales in the first half of 1997 have been generated by new products developed internally over the last five years. During the second quarter, CVI introduced a new planned replacement lens in Canada and, by the end of the calendar year, plans to introduce in the United States two other specialty products into market segments it does not currently serve.

CooperSurgical

CooperSurgical, the Company's gynecological products business, continued to show strong results as sales grew 59% and operating income rose 72% during the second quarter. These increases reflect the acquisitions of Unimar, Inc., the RUMI line of products, and, recently, Marlow Surgical Technologies, Inc., in addition to sales of internally developed new products. Year to date, CSI sales have increased 48% with operating income growing 57%.

CooperSurgical's business objective is to be a single source supplier of quality medical devices for gynecology regardless of treatment site. Its strategy is to consolidate the highly fragmented gynecological device market through acquisition and internal engineering and development of proprietary products.

In April, the Company acquired Marlow Surgical Technologies, Inc., a privately held gynecology products company that develops and markets surgical products and disposable products for reproductive medicine. Marlow is expected to add revenue of approximately $6 million in its first full year as a part of CSI. As previously announced, CooperSurgical expects to achieve sales of about $25 million in fiscal 1997.

CSI continues to build its franchise with contemporary technology. Approximately 40% of its revenue for the first half of 1997 has come from products acquired or developed internally since fiscal 1995.

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Hospital Group of America

                            HOSPITAL GROUP OF AMERICA
                        SELECTED STATISTICAL INFORMATION


                                3 Months Ended April 30,   6 Months Ended April 30,
                                 1997    1996   % Chg       1997    1996   % Chg
                                 ----    ----   -----       ----    ----   -----
Licensed inpatient beds            319*    269    19%        319      269    19%
Inpatient admissions             1,641   1,412    16%      3,095    2,474    25%
Total inpatient days            18,832  16,552    14%     35,277   30,347    16%
Average length of stay (days)     11.3    12.2    -7%       11.3     12.5   -10%
Total outpatient visits         17,935  12,804    40%     33,151   22,592    47%

*Midwest Center for Youth and Families opened in April 1997, adding 50-bed capacity.

Revenue at HGA increased 19% for the second quarter and is ahead 24% year to date. Operating income grew 70% during the quarter and is up over 400% through six months. Operating statistics for the quarter reflect increases in inpatient days and outpatient visits. The unit's Hampton Hospital continues to show improvement since HGA assumed management of its clinical services late in last year's first quarter.

In April, HGA opened the Midwest Center for Youth and Families, a 50-bed residential treatment facility in Kouts, Indiana. The facility is affiliated with HGA's Hartgrove Hospital in Chicago. The Center extends HGA's continuum of care so that it now includes inpatient, outpatient, day, educational and residential treatment programs. This wide range of services allows HGA to compete favorably for managed care business.

During the quarter, HGA's new management services division, which contracts to manage behavioral health programs, initiated service with two additional providers in the Chicago area.

Forward-Looking Statements

This press release contains projections and other forward-looking statements regarding the Company's results and prospects. Projections have not changed from their most recent prior publication. Actual results could differ materially from these projections. Factors that could cause or contribute to differences include: major changes in business conditions and the economy in general, loss of key members of senior management, new competitive inroads, costs to integrate acquisitions, dilution to earnings or earnings per share associated with acquisitions or stock issuance, decisions to invest in research and development projects, regulatory issues, unexpected changes in reimbursement rates and payer mix, unforeseen litigation, costs associated with potential debt restructuring, decisions to divest businesses and the cost of acquisition activity, particularly if a large acquisition is not completed. Future results are also dependent on each business unit meeting specific objectives. At CooperVision, 1997 sales and operating income are

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expected to grow  approximately  20% as it continues to gain market share in the global contact lens market. CooperSurgical is expected to continue to grow 1997 sales and operating income at double-digit rates as the market for gynecologic procedures is increasingly driven by growth in the population of women over 45 years of age in the United States. The Company expects HGA revenue and operating income in 1997 to achieve double-digit growth through new outpatient clinics, geriatric programs, lower cost residential treatment services, and management services contracts, assuming that patient revenue and operating expenses can continue successfully to adjust to changes in third party reimbursement rates for psychiatric care. The Company expects consolidated revenue and operating income to grow by more than 15% and 30%, respectively, in 1997 and anticipates earnings per share in the range of $1.45 to $1.55 excluding a deferred tax benefit of about 15 cents per share. In 1998, Cooper estimates that earnings per share before any deferred tax benefit will be approximately $2.00.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products and provide healthcare services. Corporate offices are located in Irvine and Pleasanton, Calif. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic and surgical instruments, equipment and accessories for the gynecological market. CooperVision, Inc., headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N. Y., and Toronto, markets a broad range of contact lenses for the vision care market. Hospital Group of America, Inc. provides psychiatric services through hospitals in New Jersey, Delaware and Illinois and satellite locations in those and other states.

A toll free interactive telephone system at 1-800-334-1986 provides the Company's current stock quote, recent press releases and access to shareholder services. The Company's Worldwide Web site is located at www.coopercos.com.

Hydrasoft'r', Natural Touch'r', Preference'r', Preference Toric'tm', RUMI'tm' and Unimar'r' are trademarks or service marks of The Cooper Companies, Inc., its subsidiaries or affiliates.

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                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                   Consolidated Condensed Statements of Income
                    (In thousands, except per share figures)
                                   (Unaudited)



                                         Three Months Ended                Six Months Ended
                                               April 30,                       April 30,
                                       ------------------------       -------------------------
                                         1997             1996          1997              1996
                                        ------          --------       ------            ------
Net sales of products                  $20,630           $15,784      $37,657           $29,338
Net service revenue                     13,033            10,991       24,382            19,686
                                       -------           -------      -------           -------
        Net operating revenue           33,663            26,775       62,039            49,024
                                       -------           -------      -------           -------
Cost of products sold                    6,104             4,604       11,135             8,745
Cost of services provided               11,373             9,991       22,055            19,137
Selling, general and admin-
  istrative  expense                     9,094             7,585       17,040            14,344
Research and development
  expense                                  414               316          738               593
Amortization of intangibles                404               204          692               431
                                       -------           -------      -------           -------
Income from operations                   6,274             4,075       10,379             5,774
                                       -------           -------      -------           -------
Interest expense                         1,255             1,268        2,484             2,562
Other income (expense), net                (77)              133          (57)              405
                                       -------           -------      -------           -------
Income before income taxes               4,942             2,940        7,838             3,617
Provision for (benefit of) income taxes   (431)              131         (845)              156
                                       -------           -------      -------           -------
Net income                             $ 5,373           $ 2,809      $ 8,683           $ 3,461
                                       ========          =======      =======           =======

Earnings per share                     $  0.44           $  0.24      $  0.72           $  0.30
                                       ========          =======      =======           =======

Number of shares used to compute
  earnings per share                    12,229            11,724       12,052            11,715
                                        ======            ======       ======            ======





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                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheets
                                 (In thousands)
                                   (Unaudited)


                                                          April 30,        October 31,
                                                            1997              1996
                                                         ----------        ---------
                                     ASSETS

Current assets:
  Cash and cash equivalents                               $  1,538           $  6,837
  Trade receivables, net                                    26,445             21,650
  Inventories                                               13,700             10,363
  Other current assets                                       4,195              3,645
                                                         ---------          ---------
     Total current assets                                   45,878             42,495
                                                          --------           --------
Property, plant and equipment, net                          37,505             34,674
Intangibles, net                                            38,053             21,468
Other assets                                                 7,746              4,272
                                                         ---------          ---------
                                                          $129,182           $102,909
                                                         =========          =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term debt                  $    964           $    844
  Notes payable                                              6,340                  -
  Other current liabilities                                 34,080             32,464
                                                          --------           --------
     Total current liabilities                              41,384             33,308
                                                          --------           --------

Long-term debt                                              45,592             47,920
Other liabilities                                            4,205              6,351
                                                         ---------          ---------
     Total liabilities                                      91,181             87,579
                                                          --------           --------
Stockholders' equity                                        38,001             15,330
                                                          --------           --------
                                                          $129,182           $102,909
                                                          ========           ========






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